[For SEC Filing
PRICING SUPPLEMENT NO. 1 Dated: February 24, 1999  		    	Purposes Only:
(To Prospectus Dated May 13, 1998, and				                Rule 424(b)(2)
Prospectus Supplement dated June 2, 1998)				             File No. 333-52189]


                              U.S. $500,000,000
                              TEMPLE-INLAND INC.
                          Medium-Term Notes, Series F
                     Due 9 Months or More from Date of Issue


Issue Date: March 1, 1999	              		Principal Amount: $300,000,000

Trade Date: February 24, 1999	          		Specified Currency:  U.S.

Stated Maturity: March 1, 2009	          	Issue Price (As a Percentage of
                                   							Principal Amount):  99.856%
CUSIP No. 87987H B F2
						                                   	Interest Rate/Initial Interest
Form of Note:					                        Rate:  6.75%

 	 x 	Book-Entry	                       		Redemption Provisions:    N/A

  	__	Certificated

x	Fixed Rate Note

__	Floating Rate Note:

  	__	Commercial Paper Rate Note	        	__	LIBOR Note
                                     									__	LIBOR Telerate
  	__	Federal Funds Effective Rate	         		__	LIBOR Reuters
    		Note

  	__	Treasury Rate Note	               		__	Other

Spread: +/- ________		                  		Maximum Interest Rate: _______%

Spread Multiplier: ______%		            		Minimum Interest Rate: _______%

Index Maturity: ___________

Interest Reset Period:	_____________________________________________
                  				(daily, weekly, monthly, quarterly,
			                   	semiannually, or annually)

Interest Payment Dates: March 1 and      	Regular Record Dates: _________
               			      September 1

Interest Reset Dates: ________	          	Interest Determination Dates: _____

Calculation Agent: ____________	         	Calculation Dates: ______________


Additional Terms:

       		WARBURG DILLON READ LLC	             	SALOMON SMITH BARNEY